UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2013

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 7, 2013, Shutterfly, Inc. announced that Daniel C. McCormick, 47, its Senior Vice President and General Manager, had been appointed to the position of Senior Vice President, Chief Operating Officer effective October 1, 2013. In connection with his appointment, Mr. McCormick’s annual base salary increased to $390,000.
Mr. McCormick joined Shutterfly in March 2005 as Senior Director of Business and Corporate Development. In July 2006, he was appointed Vice President of Strategy and Corporate Development; in July 2007, he was appointed Vice President and General Manager of Products; in March 2009, he was appointed Vice President and General Manager of Products and Services; and in March 2010, he was appointed Senior Vice President and General Manager of Products and Services. He had served as Senior Vice President and General Manager since February 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Brian M. Regan Brian M. Regan Senior Vice President and Chief Financial Officer
Date:  October 7, 2013